UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 15, 2019

SOUTHERN CALIFORNIA GAS COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-01402	95-1240705
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 WEST FIFTH STREET, LOS ANGELES, CALIFORNIA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(213) 244-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

FORM 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2019, Patricia K. Wagner informed Southern California Gas Company (the “Company”), an indirect subsidiary of Sempra Energy, that she will resign as a director and non-executive Chairman of the Board of Directors of the Company (the “Board”) effective March 18, 2019. As a result of Ms. Wagner’s resignation, on March 18, 2019, the Board appointed J. Bret Lane, Chief Executive Officer, President and a director of the Company, as executive Chairman of the Company effective March 19, 2019.

On March 18, 2019, the Board appointed Lisa Larroque Alexander, Vice President, Corporate Communications and Sustainability at Sempra Energy, as a director of the Company effective March 18, 2019.

Also, on March 18, 2019, the Board appointed Randall L. Clark, Chief Human Resources and Chief Administrative Officer at San Diego Gas & Electric Company (“SDG&E”), an indirect subsidiary of Sempra Energy, as a director of the Company effective April 6, 2019. Mr. Clark will resign from his position at SDG&E effective April 5, 2019 and become Deputy General Counsel and Chief Human Resources Officer for Sempra Energy effective April 6, 2019.

On March 15, 2019, the Board determined the effective date of Maryam S. Brown’s previously announced appointment as President of the Company to be March 23, 2019. As a result of such appointment, Mr. Lane will cease serving as President of the Company effective March 23, 2019. He will continue serving as the Chief Executive Officer and a director of the Company. The Company has filed a second amendment to a Current Report on Form 8-K originally filed January 7, 2019 announcing the changes referenced in this paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA GAS COMPANY,
(Registrant)

Date: March 19, 2019	By: /s/ Bruce A. Folkmann
Bruce A. Folkmann Vice President, Controller, Chief Financial Officer and Chief Accounting Officer